EXHIBIT 10.3

ATHERSYS, INC.
NONQUALIFIED STOCK OPTION INDUCEMENT AGREEMENT

This Nonqualified Stock Option Inducement Agreement (“Agreement”) is made as of January 31, 2020 (the “Date of Grant”) by and between Athersys, Inc., a Delaware corporation (the “Company”), and Ivor Macleod (the “Optionee”) with respect to the grant of a nonqualified stock option by the Company to the Optionee (the “Grant”). This Grant is intended to be an inducement that is material to Grantee, who is entering into employment with the Company, and to encourage stock ownership by Grantee, thereby aligning Grantee’s interests with those of the stockholders of the Company. This Agreement is intended to comply with Rule 5635(c)(4) of the Nasdaq Stock Market Listing Rules, which provide an exception to the Nasdaq Stock Market Listing Rules’ shareholder approval requirement for the issuance of securities with regards to grants to employees of the Company as an inducement material to such individuals entering into employment with the Company, and shall be administered and interpreted consistent with such intent. Although this Grant and Agreement are not made pursuant to the Athersys, Inc. 2019 Equity and Incentive Compensation Plan (the “Plan”), any capitalized term used herein but not defined herein shall have the meaning set forth in the Plan.

1.
Grant of Stock Option. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement, the Company grants to the Optionee as of the Date of Grant an Option Right (the “Option”) to purchase Six Hundred Thousand (600,000) Common Shares (the “Option Shares”). The Option may be exercised from time to time in accordance with the terms of this Agreement.

2.	Type of Option. The Option is intended to be a nonqualified stock option and shall not be treated as an Incentive Stock Option.

3.
Option Price. The Option Shares may be purchased pursuant to this Option at a price of One Dollar and Thirty-Six Cents ($1.36) per Common Share, subject to adjustment as hereinafter provided (the “Option Price”).

4.
Term of Option/Agreement. The term of the Option shall commence on the Date of Grant and, unless earlier terminated in accordance with Section 7 hereof, shall terminate and expire automatically and without further notice ten (10) years from the Date of Grant.

5.	Right to Exercise.

(a)
Subject to Section 5(b) and (c), Section 7 and Section 11, the Option will vest and become exercisable as provided in the attached Exhibit A, for so long as the Optionee remains continuously employed with the Company or any Subsidiary. To the extent the Option is exercisable, it may be exercised in whole or in part. In no event shall the Optionee be entitled to acquire a fraction of one Option Share pursuant to this Option. The Optionee shall be entitled to the privileges of

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ownership, including dividends, only with respect to Option Shares purchased and delivered to the Optionee upon the exercise of all or part of this Option.

(b)	Notwithstanding Section 5(a) above, the Option shall become immediately exercisable in full, if at any time prior to the termination of the Option, a Change in Control shall occur.

(c)
Notwithstanding Section 5(a) above, if the Optionee should die or become permanently disabled while in the employ of the Company or any Subsidiary, this Option shall immediately become exercisable in full and shall remain exercisable until terminated in accordance with Section 7 below. The Optionee shall be considered to have become permanently disabled if the Optionee’s employment terminates on account of the Optionee having become “permanently and totally disabled”, as defined in Section 22(e)(3) of the Code.

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6.
Notice of Exercise; Payment. To the extent then exercisable, the Option may be exercised in whole or in part by written notice to the Company stating the number of Option Shares for which the Option is being exercised and the intended manner of payment. The date of such notice shall be the exercise date. The Option Price shall be payable (a) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (b) by actual or constructive transfer to the Company of nonforfeitable, unrestricted Common Shares that have been owned by the Optionee for more than six (6) months prior to the date of exercise, (c) for exercises of Options that occur more than one (1) year following the Date of Grant, by transfer to the Company of shares or vested Options under this Agreement for the purchase of Common Shares having a fair market value (net of the exercise price) at the time of exercise equal to the portion of the Option Price for which such transfer is made, or (d) by a combination of such methods of payment. The requirement of payment in cash shall be deemed satisfied if the Optionee shall have made arrangements satisfactory to the Company with a bank or a broker who is a member of the National Association of Securities Dealers, Inc. to sell on the exercise date a sufficient number of the shares being purchased so that the net proceeds of the sale transaction will at least equal the Option Price plus payment of any applicable withholding taxes and pursuant to which the bank or broker undertakes to deliver the full Option Price plus payment of any applicable withholding taxes to the Company on a date satisfactory to the Company, but not later than the date on which the sale transaction will settle in the ordinary course of business. As soon as practicable upon the Company’s receipt of the Optionee’s notice of exercise and payment, the Company shall direct the due issuance of the Option Shares so purchased.

As a further condition precedent to the exercise of this Option in whole or in part, the Optionee shall comply with all regulations and the requirements of any regulatory authority having control of, or supervision over, the issuance of the Common Shares and in connection therewith shall execute any documents which the Board shall in its sole discretion deem necessary or advisable.

7.	Termination. This Option shall terminate on the earliest of the following dates:

(a)
The date on which the Optionee ceases to be an employee of the Company or any Subsidiary, if the Optionee’s employment with the Company or a Subsidiary is terminated for Cause (“Cause” being defined as: (i) the commission of an act of fraud, embezzlement, theft or other criminal act constituting a felony; or (ii) the material breach of any provision contained in a written non-competition, confidentiality or non-disclosure agreement between the Company or any of its Subsidiaries and the Optionee);

(b)
Three (3) months after the Optionee ceases to be an employee of the Company or a Subsidiary, unless the Optionee ceases to be such employee by reason of death, permanent and total disability, Retirement or termination for Cause;

(c)	One (1) year after the death of the Optionee if the Optionee dies (i) while an employee of the Company or a Subsidiary (in which case the Option becomes

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immediately exercisable in full pursuant to Section 5(c) herein), (ii) within the three (3) month period following a termination without Cause or (iii) within the three (3) month period following Retirement;

(d)
One (1) year after the permanent and total disability of the Optionee if the Optionee becomes permanently and totally disabled (as described in Section 5(c) above) while an employee of the Company or a Subsidiary (in which case the Option becomes immediately exercisable in full pursuant to Section 5(c) herein);

(e)
Five (5) years after the date that the Optionee shall Retire. For this purpose, “Retire” (or similar terms) shall mean that the Optionee terminates the Optionee’s employment by reason of the Optionee’s retirement entitling the Optionee to early, normal or late retirement benefits under the provisions of any retirement plan of the Company or its Subsidiaries in which the Optionee participates (or if no such plan exists, at or after age sixty-five (65)); and

(f)	Ten (10) years from the Date of Grant.

8.
Option Nontransferable. This Option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution. In no event will any such award granted under this Agreement be transferred for value. This Option may be exercised, during the lifetime of the Optionee, only by the Optionee, or in the event of the Optionee’s legal incapacity, by the Optionee’s guardian or legal representative acting on behalf of the Optionee in a fiduciary capacity under state law or court supervision.

9.
Administration. This Section 9 shall apply to the Grant in lieu of Section 10 of the Plan. This Agreement will be administered by the Compensation Committee of the Board (or its successors) or a group of Board members consisting solely of all of the members of the Board who meet the requirements for independence under the Nasdaq Stock Market Listing Rules (the “Committee”). For purposes of this Agreement and the Grant, any references to “Committee” in the Plan shall be deemed references to the Committee as defined herein. The interpretation and construction by the Committee of any provision of this Agreement and any determination by the Committee pursuant to any provision of this Agreement or of any notification or document related hereto will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, subject to Section 17, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained or referenced in this Agreement, and no authorization in any section or other provision of this Agreement is intended or may be deemed to constitute a limitation on the authority of the Committee.

10.	Compliance with Law. This Option shall not be exercisable if such exercise would involve a violation of any applicable federal, state or other securities law.

11.	Adjustments. This Option and the Option Shares subject thereto, and the other terms and conditions of the grant evidenced by this Agreement, are subject to mandatory

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adjustment upon the same terms and conditions as those set forth in Section 12 of the Plan.

12.
Taxes and Withholding. To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by the Grantee or another person under this Agreement, the Grantee agrees that the Company will withhold any taxes required to be withheld by the Company under federal, state, local or foreign law from the Option Shares in an amount sufficient to satisfy the minimum statutory withholding amount permissible (unless the Committee takes action subsequent to the Date of Grant requiring such withholding amount to be paid by the Grantee in cash). The Option Shares so retained shall be credited against any such withholding requirement at the market value of such Common Shares on the date of such withholding. In no event will the market value of the Common Shares to be withheld pursuant to this Section 11 to satisfy applicable withholding taxes exceed the maximum amount of taxes or other amounts that could be required to be withheld.

13.
Continuous Employment. For purposes of this Agreement, the continuous employment of the Optionee with the Company or a Subsidiary shall not be deemed to have been interrupted, and the Optionee shall not be deemed to have ceased to be an employee of the Company or Subsidiary, by reason of the (a) transfer of the Optionee’s employment among the Company and its Subsidiaries or (b) an approved leave of absence.

14.
No Employment Contract. This Option is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards. This Option and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. Nothing in this Agreement will give the Optionee any right to continue employment with the Company or any Subsidiary, as the case may be, or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of the Optionee.

15.
Information. Information about the Optionee and the grant of the Option to the Optionee may be collected, recorded and held, used and disclosed for any purpose related to the administration of this Agreement. The Optionee understands that such processing of this information may need to be carried out by the Company and its Subsidiaries and by third party administrators whether such persons are located within the Optionee’s country or elsewhere, including the United States of America. The Optionee consents to the processing of information relating to the Optionee and the grant of the Option to the Optionee in any one or more of the ways referred to above.

16.
Relation to Plan. This Grant has not been awarded pursuant to the Plan, but this Grant and Agreement are subject to terms and conditions that are substantially the same as those set forth in the Plan that are applicable to Option Rights. Notwithstanding the foregoing, and for the avoidance of doubt, the Share limitations and share counting and recycling rules set forth in the Plan shall not apply with respect to the Grant. Notwithstanding anything in this Agreement to the contrary, Grantee acknowledges and agrees that this

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Agreement and the award described herein (and any settlement thereof) are subject to the terms and conditions of the Company’s clawback policy (if any) as may be in effect from time to time including to implement Section 10D of the Exchange Act and any applicable rules or regulations promulgated thereunder (including applicable rules and regulations of any national securities exchange on which the Common Shares may be traded) (the “Compensation Recovery Policy”), and that relevant sections of this Agreement shall be deemed superseded by and subject to the applicable terms and conditions of the Compensation Recovery Policy from and after the effective date thereof.

17.	Amendments.

(a)
The Committee may at any time and from time to time amend this Agreement in whole or in part; provided, however, that if an amendment to this Agreement requires approval by the Stockholders in order to comply with applicable law or the rules of the Nasdaq Stock Market or, if the Common Shares are not traded on the Nasdaq Stock Market, the principal national securities exchange upon which the Common Shares are traded or quoted, then, such amendment will be subject to Stockholder approval and will not be effective unless and until such approval has been obtained; provided further, that no amendment shall materially adversely affect the rights of the Grantee under this Agreement without the Grantee’s consent.

(b)
For the avoidance of doubt, except in connection with a corporate transaction or event described in Section 12 of the Plan or in connection with a Change in Control, the terms of this Agreement may not be amended to reduce the Option Price of the Option Right, or cancel the Option if it is outstanding and “underwater” in exchange for cash, other awards or Option Rights with an Option Price that is less than the Option Price of the Optionee’s original Option Right, without Stockholder approval. This Section 17 is intended to prohibit the repricing of “underwater” Option Rights and will not be construed to prohibit the kinds of adjustments described in Section 12 of the Plan. Notwithstanding any provision of this Agreement to the contrary, this Section 17 may not be amended without approval by the Stockholders.

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18.
Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances shall not be affected, and the provisions so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

19.
Successors and Assigns. Without limiting Section 8 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Optionee, and the successors and assigns of the Company.

20.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

21.
Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware, without giving effect to any principle of law that would result in the application of the law of any other jurisdiction.

22.
Notices. Any notice to the Company provided for herein shall be in writing to the Company, marked Attention: President, and any notice to the Optionee shall be addressed to said Optionee at the Optionee’s address on file with the Company at the time of such notice. Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when delivered personally or deposited in the United States mail, first class registered mail, postage and fees prepaid, and addressed as aforesaid. Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified (provided that for this purpose any mailed notice shall be deemed given on the third business day following deposit of the same in the United States mail).

23.
Compliance with or Exemption From Section 409A of the Code. To the extent applicable, it is intended that this Agreement comply with or be exempt from the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) do not apply to the Optionee. This Agreement shall be administered in a manner consistent with this intent and, for the avoidance of doubt, in accordance with the terms that apply under Section 17 of the Plan.

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Executed in the name and on behalf of the Company, at 3201 Carnegie Avenue, Cleveland, Ohio, 44115, as of the 31st day of January 2020.

ATHERSYS, INC.

/s/ William O. Lehmann
Name: William O. Lehmann (BJ)
Title: President & COO
Inducement Grant

The undersigned Optionee hereby accepts the Option evidenced by this Nonqualified Stock Option Inducement Agreement on the terms and conditions set forth herein.

Dated: January 31, 2020                /s/ Ivor Macleod
Ivor Macleod

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EXHIBIT A

Optionee Name:        Ivor Macleod
Option Shares Granted:    600,000
Award Type:            Nonqualified Stock Option
Option Price:             $1.36
Date of Grant:        January 31, 2020
Expiration date:        January 31, 2030

Vesting Schedule:

The Option will vest and become exercisable over a four-year period as follows, subject to the Optionee’s continuous employment with the Company through each applicable date: (1) with respect to 150,000 of the Option Shares, on the first anniversary of the Date of Grant; and (2) with respect to the remaining 450,000 Option Shares, in substantially equal installments on each of the 12 quarterly anniversaries of the first anniversary of the Date of Grant.

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